                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
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/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                              CSS INDUSTRIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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       pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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    paid previously. Identify the previous filing by registration statement
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
                              CSS INDUSTRIES, INC.


                               1845 Walnut Street
                        Philadelphia, Pennsylvania 19103

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------



Dear Stockholder:

   The 2003 Annual Meeting of Stockholders of CSS Industries, Inc. will be held at The Rittenhouse, 210 West Rittenhouse Square, Philadelphia, PA 19103 on Wednesday, August 6, 2003, at 9:30 a.m. local time.

   At our Annual Meeting, we will ask you to:

     1. Elect a board of eight directors; and

     2. Transact any other business that may properly be presented at the Annual Meeting.

   If you were a stockholder of record at the close of business on June 10, 2003, you may vote at the Annual Meeting.



                                                  By order of the board of
                                                  directors,

                                                  STEPHEN V. DUBIN
                                                  Executive Vice President and
                                                  Secretary


Philadelphia, Pennsylvania
June 27, 2003











We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, we invite and encourage you to complete, sign and return the enclosed proxy in the envelope provided.

                              CSS INDUSTRIES, INC.
                               1845 Walnut Street
                        Philadelphia, Pennsylvania 19103

                            ------------------------

                                PROXY STATEMENT
                      2003 Annual Meeting of Stockholders

                            ------------------------

WHY YOU RECEIVED THIS PROXY STATEMENT

   You received this proxy statement because the board of directors of CSS Industries, Inc. ("CSS") is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders ("Meeting") to be held at The Rittenhouse, 210 Rittenhouse Square, Philadelphia, Pennsylvania 19103 on Wednesday, August 6, 2003 at 9:30 a.m. local time. This proxy statement provides information that should assist you in voting on matters presented at the Meeting. You may vote in one of two ways: (i) in person, by attending the Meeting and casting your vote, or (ii) by proxy, by completing, signing and returning the enclosed proxy card. We are sending this proxy statement and the accompanying form of proxy to stockholders beginning on June 27, 2003.

WHO CAN VOTE

   Stockholders of record at the close of business on June 10, 2003 may vote at the Meeting. On this record date, 7,777,487 shares of CSS common stock, par value $.10 per share, were outstanding. Each share of common stock is entitled to one vote on any matter which is properly presented at the Meeting. On May 27, 2003, CSS approved a 3 for 2 common stock split distributable on July 10, 2003 to stockholders of record at the close of business on June 30, 2003. The share information in this proxy statement does not reflect this stock split.

WHO WILL PAY THE COSTS OF THIS PROXY SOLICITATION

   We are paying for this solicitation of proxies. In addition to this mailing, proxies may be solicited by telephone by officers, directors or employees of CSS and its affiliated companies, who will not receive payment specifically for these services. We reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding solicitation material to the beneficial owners of CSS shares.

HOW TO BE PART OF AN EFFECTIVE VOTE

   In order to have an effective vote on any matter at the Meeting, there must be a quorum. A quorum exists when the holders of a majority of the shares entitled to vote are present in person or represented by proxy. Directors will be elected by a plurality of the votes cast at the Meeting. This means that the eight nominees receiving the most votes will be elected as directors. Approval of any other matter to be voted on at the Meeting requires the affirmative vote of the holders by a majority of the shares, present in person or represented by proxy at the Meeting.

   You may vote at the Meeting by attending in person and submitting a ballot or by completing and properly submitting the enclosed proxy. The shares represented by each properly completed proxy card will be voted at the Meeting in accordance with each stockholder's choices. For the election of directors, votes may be cast in favor or withheld. Votes that are withheld will not be counted in the vote and will have no effect, other than to determine the presence of a quorum. Abstentions may not be specified for the election of directors. On all other matters, an abstention is counted as a vote against, and a broker "non-vote" generally is not counted on such matters. A "broker non-vote" occurs when a nominee (such as a broker) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

   If you do not indicate on the proxy card how you wish to have your shares voted, the shares will be voted as recommended by the board of directors. If any additional matters are properly presented to the Meeting, the proxy holders will vote in their discretion. This authority is given to the proxy holders in the enclosed form of proxy.

HOW YOU MAY REVOKE YOUR PROXY

   You may revoke your proxy at any time before the vote is taken at the Meeting by filing with the Secretary of CSS a written revocation or another form of proxy bearing a date later than the date of the proxy that you submitted previously. You may also revoke your proxy by attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself constitute revocation of a proxy if you do not file a written revocation, submit a later-dated proxy or vote in person.

Your vote is important. We therefore invite and encourage you to complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting.

OUR INDEPENDENT ACCOUNTANTS, THEIR FEES AND THEIR ATTENDANCE AT THE ANNUAL
MEETING

   KPMG LLP ("KPMG") served as our independent public accountants for our fiscal year ended March 31, 2003. A representative of KPMG is expected to attend the Meeting. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to your questions. Arthur Andersen LLP ("Andersen") served as our independent public accountants for our fiscal year ended March 31, 2002.

   The following fees were billed by KPMG for services performed by KPMG during our fiscal year ended March 31, 2003 and by Andersen for services performed by Andersen during our fiscal year ended March 31, 2002:

          Type of Fee                              2003        2002
          -----------                            --------   ----------
          Audit Fees                             $491,000   $  326,500
          Audit-Related Fees                       47,511      232,900
          Tax Fees                                 46,000       75,200
          All Other Fees                               --      712,449
                                                 --------   ----------
                                                 $584,511   $1,347,129
                                                 ========   ==========


   The Audit Committee considered whether the provision of services other than financial statement audit and review services by KPMG was compatible with maintaining KPMG's independence.

Audit Fees

   Audit fees were paid for the audit of CSS' annual consolidated financial statements and the reviews of CSS' consolidated financial statements included in CSS' Quarterly Reports on Form 10-Q.

Audit-Related Fees

   Audit-related fees were paid for services that included due diligence services and closing balance sheet audits related to the acquisition of Crystal Creative Products, Inc. in 2003 and related primarily to the acquisition of certain assets of C. M. Offray and Son, Inc. in 2002.

Tax Fees

   Tax fees were paid for tax compliance, tax advice and tax planning. Such services included assistance with tax return preparation and tax advice relating to acquisitions.

All Other Fees

   There were no fees billed in 2003 for products and services provided by KPMG other than the services referred to above. In 2002, fees were billed by Andersen for professional services relating to the Company's financial information systems design and implementation.

   On May 21, 2002, our Board of Directors, upon the recommendation of the Audit Committee, decided to no longer engage Andersen as the Company's independent public accountants effective June 11, 2002. Andersen's reports on our consolidated financial statements for our fiscal year ended December 31, 2000, the transition period of January 1, 2001 to March 31, 2001 (the "Transition Period") and our fiscal year ended March 31, 2002 (collectively "Accounting Periods") did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During each of the Accounting Periods and through the date of Andersen's dismissal, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements with respect to the Accounting Periods.

   On July 3, 2002, our Board of Directors, upon the recommendation of the Audit Committee, engaged KPMG as its independent pubic accountants to audit our financial statements for our fiscal year ending March 31, 2003.

                             CSS SECURITY OWNERSHIP

   The following table shows all persons who we know to beneficially own at least 5% of our common stock as of June 10, 2003, unless otherwise noted. The table also shows, as of that date, all beneficial ownership of our common stock by each of our current directors, each of the executive officers listed in the Summary Compensation Table under "Executive Compensation" below and all directors and executive officers as a group.

                                                            Number
                                                          of Shares             Percent
                   Beneficial Owner                      Beneficially             of
                   ----------------                        Owned(1)            Class(2)
                                                         ------------          --------
Dimensional Fund Advisors Inc. ......................       599,200(3)            7.7%
T. Rowe Price Associates, Inc. and T. Rowe Price
  Small-Cap Value Fund, Inc..........................       881,600(4)           11.3%
James H. Bromley ....................................       301,559(5)            3.9%
Stephen V. Dubin ....................................       370,257(6)            4.8%
David J. M. Erskine .................................       211,925(7)            2.7%
Jack Farber .........................................     1,906,321(8)           24.5%
Leonard E. Grossman .................................       214,482(9)            2.8%
James E. Ksansnak ...................................        29,233(10)             *
Rebecca C. Matthias .................................             0                 *
Michael L. Sanyour ..................................        20,387(11)             *
Steven A. Cohen .....................................        35,775(12)             *
Clifford E. Pietrafitta .............................        74,198(13)             *
All directors and executive officers of CSS as a
  group (twelve (12) persons, including the
  individuals named above)...........................     3,227,054(8)(14)       41.5%

---------------
(1) "Beneficial ownership" is determined in accordance with Securities and Exchange Commission ("SEC") regulations. Therefore, the table lists all shares as to which a person listed has or shares the power to vote or to direct disposition. In addition, shares issuable upon the exercise of outstanding stock options exercisable at June 10, 2003 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person's beneficial ownership, but are not deemed outstanding for the purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) This percentage is calculated based upon a total of 7,777,487 shares of common stock outstanding at June 10, 2003. An asterisk indicates that ownership is less than 1% of the class.

(3) This information is as of March 31, 2003. Dimensional Fund Advisors Inc. ("Dimensional") is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional has advised us that they are an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and that they furnish investment advice to four investment companies registered under the Investment Company Act of 1940, and serve as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are referred to as the "Portfolios"). Dimensional has advised us that in its role as investment advisor and investment manager, Dimensional possesses both investment and voting power over these securities. Dimensional has advised us the Portfolios own all of these securities. For purposes of the reporting requirements of the securities laws, Dimensional is deemed to be the beneficial owner of such securities; however, Dimensional expressly disclaims that it is the beneficial owner of such securities.

(4) This information is as of March 31, 2003 and is derived from Schedule 13F, filed on May 14, 2003 by T. Rowe Price Associates, Inc. ("Price Associates") and supplemental information provided by Price Associates. Price Associates is located at 100 E. Pratt Street, Baltimore, MD 21202. Price Associates has advised us that these securities are owned by various individuals and institutional investors for which Price Associates serves as investment adviser with power to direct investments. Price Associates has further advised us that it has sole voting power over 227,800 of the shares listed in the table, T. Rowe Price Small-Cap Value Fund, Inc. ("Value Fund") has sole voting power over 620,000 of such shares and individual and institutional investors have sole voting power over the remaining 33,800 shares. For purposes of the reporting requirements of the Securities Act of 1934, Price Associates is deemed to be a beneficial owner of the securities listed; however, Price Associates expressly disclaims that it is the beneficial owner of such shares.

(5) The shares shown in the table include options to purchase 10,000 shares of common stock.

(6) The shares shown in the table include options to purchase 102,100 shares of common stock.

(7) The shares shown in the table include options to purchase 188,925 shares of common stock, 4,000 shares owned by Mr. Erskine's wife, 500 shares owned by a trust for the benefit of Mr. Erskine's stepson in which Mr. Erskine and his wife are co-trustees, 500 shares owned by a trust for the benefit of another stepson of Mr. Erskine in which Mr. Erskine's wife is a co-trustee with another person and 500 shares owned directly by Mr. Erskine's son. Mr. Erskine disclaims beneficial ownership of all such shares owned directly by either his spouse or his son or beneficially by the trusts for the benefit of his stepsons.

(8) Mr. Farber, who has a business address at 1845 Walnut Street, Suite 800, Philadelphia, PA 19103, owns 19,290 shares directly. In addition, he owns 1,465,151 shares beneficially through his ownership of general and limited partnership interests in Delv, L.P. Mr. Farber is the sole stockholder of the general partner of Delv and his daughter is the sole director and is President, Secretary and Treasurer of the general partner of Delv. Also included among the shares beneficially owned by Mr. Farber are 234,028 shares held directly by Mr. Farber's wife, 132,202 shares of common stock owned by a trust for the benefit of Mr. Farber's son, for which Mr. Farber serves as co-trustee with his son and 55,650 shares owned by trusts for the benefit of two of Mr. Farber's grandchildren for which Mr. Farber's wife serves as co-trustee with his daughter. Mr. Farber disclaims beneficial ownership of all shares owned directly or beneficially by his wife and by the trusts for the benefit of his family members. Not included in the number of shares beneficially owned by Mr. Farber are shares held by the Farber Foundation or the Farber Family Foundation, Inc. as to which Mr. Farber and the other directors and officers of CSS who are members, directors or officers of the Farber Foundation disclaim beneficial ownership. The Farber Foundation, Inc., a charitable foundation in which Mr. Farber and certain officers of CSS are officers and directors, owns 67,784 shares, and the Farber Family Foundation, Inc., a charitable foundation in which Mr. Farber is an officer and director, owns 144,000 shares. As a matter of policy, the Farber Foundation, Inc. and the Farber Family Foundation will not vote the shares of common stock that they own.

(9) The shares shown in the table include 3,700 shares of common stock held by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership, and options to purchase 18,000 shares of common stock.

(10) The shares shown in the table include 11,233 shares owned by a trust for the benefit of Mr. Ksansnak and options to purchase 18,000 shares of common stock.

(11) The shares shown in the table reflect options to purchase 18,000 shares of common stock.

(12) The shares shown in the table reflect options to purchase 34,775 shares of common stock.

(13) The shares shown in the table include options to purchase 60,775 shares of common stock.

(14) The shares shown in the table include options to purchase a total of 497,502 shares of common stock.

                             ELECTION OF DIRECTORS

   Our board of directors currently has eight members. Directors who are elected will hold office until the 2004 annual meeting of stockholders and until the election and qualification of their respective successors. The board of directors has nominated for election as directors the persons whose names are listed below, all of whom are presently directors of CSS. The board of directors believes all of these persons will be able to serve as directors. However, if this should not be the case, the proxies may be voted for one or more substitute nominees, to be designated by the board of directors, or the board of directors may decide to reduce the number of directors.

   The board of directors recommends a vote FOR the election of all the nominees listed below.

   Please review the following information about the nominees for election to our board of directors.

James H. Bromley..................... Mr. Bromley, 64, has been an independent consultant since September 1996. From
                                      September 1996 to December 1997 he
                                      served as Chairman of our former Direct
                                      Mail Business Products Group and Vice
                                      Chairman of Rapidforms, Inc., formerly a subsidiary of CSS. He has served as one of our directors since 1989.

Stephen V. Dubin..................... Mr. Dubin, 65, has been our Executive
                                      Vice President since June 1999. From May
                                      1996 to June 1999, he served as Senior
                                      Vice President - Law and Human
                                      Resources. Mr. Dubin has also been our
                                      Secretary and General Counsel since
                                      1978. From 1978 to May 1996, he also
                                      served as a Vice President of CSS. He
                                      has served as one of our directors since
                                      November 1995.

David J. M. Erskine.................. Mr. Erskine, 56, has been our President and Chief Executive Officer since June
                                      1999. From August 1996 to May 1999, he
                                      served as President and from February
                                      1997 to May 1999, he also served as
                                      Chief Executive Officer of Scott Paper
                                      Limited, a manufacturer and distributor
                                      of tissue products, located in Ontario,
                                      Canada. He has served as one of our
                                      directors since July 1999.

Jack Farber.......................... Mr. Farber, 70, has been our Chairman since 1979. From 1979 to May 1999, he
                                      was also our President and Chief
                                      Executive Officer. Mr. Farber has served as one of our directors since 1978.

Leonard E. Grossman.................. Mr. Grossman, 68, has been a private investor since 1989. Mr. Grossman has
                                      served as one of our directors since
                                      1982.

James E. Ksansnak.................... Mr. Ksansnak, 63, became Chairman of the
                                      Board and a Director of Tasty Baking
                                      Company in May 2003. He served as Vice
                                      Chairman of ARAMARK Corporation from May
                                      1997 to February 2001 and currently
                                      serves on its Board of Directors. Mr.
                                      Ksansnak has served as one of our
                                      directors since 1988.

Rebecca C. Matthias.................. Ms. Matthias, 50, has been President and a Director of Mothers Work, Inc. since
                                      1982. She also has served as Chief
                                      Operating Officer of Mothers Work, Inc.
                                      since January 1993. Ms. Matthias has
                                      served as one of our directors since
                                      2003.

Michael L. Sanyour................... Mr. Sanyour, 72, has been a Principal of
                                      CMS Companies, a financial services and
                                      insurance concern, since 1987. He has
                                      served as one of our directors since
                                      1980.

      GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES

   Our board of directors held ten meetings and acted three times by Unanimous Consent during our last fiscal year. The board of directors annually selects members of the Executive, Audit and Human Resources Committees. Our Human Resources Committee performs functions similar to compensation committees of other public companies. Another committee, the stock option committee under the CSS 2000 Stock Option Plan for Non-Employee Directors (the "2000 Plan"), consists of those members of the board of directors who are also our employees. We have no nominating committee.

EXECUTIVE COMMITTEE

   The Executive Committee of the board of directors presently is composed of Messrs. Farber, Erskine and Sanyour. The Executive Committee may exercise all of the authority of the board of directors in our business and affairs to the extent permitted by law. The role of the Executive Committee is to take action on behalf of our Company at a time when action of the entire board is not feasible. The Executive Committee did not hold any meetings during our last fiscal year, but the Executive Committee did act four times by Unanimous Consent during our last fiscal year.

AUDIT COMMITTEE

   The Audit Committee of the board of directors presently consists of Messrs. Bromley, Grossman and Ksansnak. The members of the Audit Committee are "independent" as that term is defined in the listing standards of the New York Stock Exchange. The board intends to elect at least three members of the Audit Committee following the Meeting, all of whom will be "independent." The Audit Committee held seven meetings and acted once by Unanimous Consent during our last fiscal year.

   The primary responsibilities of the Audit Committee are to review our financial reporting process, select, oversee and approve the compensation of the independent accountants and, if necessary, the replacement of such accountants, to monitor the independence of such accountants, to pre-approve all auditing services and all allowable non-audit services to be provided by the independent accountants and to review and approve the audit plan and the results of the audit engagement.

   In addition, the Committee is responsible for reviewing policies and guidelines regarding risk assessment, risk management, major financial risk exposures and the steps management has taken to monitor and control such risks. The Committee is also responsible for meeting periodically with the senior personnel performing the internal audit function, the general counsel's office, and the independent accountants to review the Company's policies and procedures regarding disclosures that may affect the financial statements, compliance with applicable laws and regulations and the Company's Code of Business Ethics and Internal Disclosure Procedures. The Committee is also responsible for overseeing the Company's internal controls and procedures.

   The Audit Committee's Charter has been revised by the Board of Directors of the Company. This revised Charter is attached to this Proxy Statement as Appendix A. The Audit Committee has issued its report which is contained in this Proxy Statement.

HUMAN RESOURCES COMMITTEE

   The Human Resources Committee of the board of directors presently consists of Messrs. Bromley, Ksansnak and Sanyour. No member of the Human Resources Committee is an employee of CSS or any of its subsidiaries. The Human Resources Committee is responsible for developing and administering the CSS executive compensation policies, plans and programs. In addition, the Human Resources Committee (1) determines on an annual basis the compensation to be paid to our Chairman and to our President and Chief Executive Officer, (2) determines the appropriate level of compensation for our other executive officers and members of our senior management following receipt of the recommendations of our President and Chief Executive Officer, (3) reviews and approves the compensation level of other employees of CSS and its subsidiaries with an annual base salary exceeding $150,000, and (4) makes grants and has general administrative authority under the 1994 Equity Compensation Plan (the "1994 Plan"). It held two meetings and acted ten times by Unanimous Consent during our last fiscal year. A Charter for the Human Resources Committee was adopted by the Board of Directors of the Company earlier this year. This Charter is attached to this Proxy Statement as Appendix B.

2000 PLAN COMMITTEE

   The 2000 Plan Committee administers the 2000 Plan. The 2000 Plan Committee acted once by Unanimous Consent during our last fiscal year.

COMPENSATION OF DIRECTORS

   Each of our directors who is not a full time employee of CSS or its subsidiaries receives an annual fee of $17,000 plus $750 for attendance at each meeting of the board or its committees or for each consultation with management, and is entitled to participate in the 2000 Plan. The chairmen of the Audit Committee and the Human Resources Committee each receive an additional annual fee of $2,000. The 2000 Plan provides for the automatic annual grant of nonqualified stock options to purchase 4,000 shares of our common stock to each of our non-employee directors as of the last business day of November in each year, from 2001 through 2005. In accordance with the terms of the 2000 Plan, each of our then non-employee directors received an automatic grant of options to purchase 4,000 shares of our common stock on November 29, 2002 at an exercise price of $34.90 per share. In accordance with the 2000 Plan, the exercise price was the closing price per share of our common stock on the date the options were granted. Each option will expire ten years after the date the options were granted. One quarter of the options will become exercisable on each of the first four anniversaries of the date of grant.

DISCLOSURE WITH RESPECT TO THE COMPANY'S EQUITY COMPENSATION PLANS

   The following table shows information about the equity awards under the 1994 Plan, the CSS 1995 Stock Option Plan for Non-Employee Directors (the "1995 Plan") and the 2000 Plan, all of which were approved by the stockholders of CSS.

Securities Authorized For Issuance Under Equity Compensation Plans

                                                                                                              Number of securities
                                                              Number of securities                          remaining available for
                                                                to be issued upon      Weighted-average         future issuance
                       Plan category                               exercise of         exercise price of          under equity
                        -------------                          outstanding options    outstanding options      compensation plans
                                                              --------------------    -------------------   -----------------------
Equity compensation plans approved by security holders....          1,596,689               $25.00                 1,042,536
Equity compensation plans not approved by security
  holders ................................................                 --                   --                        --
                                                                    ---------               ------                 ---------
Total.....................................................          1,596,689               $25.00                 1,042,536
                                                                    =========               ======                 =========

                             OUR EXECUTIVE OFFICERS

   Please review the information in this Proxy Statement about our current executive officers. The names and biographical information of those executive officers who are not directors are set forth below. Our executive officers are elected annually by the board of directors to serve until their successors are elected and qualified or until their earlier resignation or removal.

Steven A. Cohen...................... Mr. Cohen, 49, has been our Vice
                                      President -- Licensing since June 1999.
                                      From October 1989 to June 1999, he
                                      served as Executive Vice President of
                                      Disguise Inc., a manufacturer and
                                      distributor of costumes, and its
                                      predecessor in interest.

John J. Nucero....................... Mr. Nucero, 44, has been our Vice
                                      President -- Internal Audit since August
                                      2002. From January 2000 to August 2002,
                                      Mr. Nucero served as Vice President --
                                      Business Development. For over five
                                      years until December 1999, he served in
                                      various capacities with The Paper Magic
                                      Group, Inc. ("Paper Magic") and most
                                      recently served as its Senior Vice
                                      President -- Finance. Paper Magic is a
                                      subsidiary of CSS.

Clifford E. Pietrafitta.............. Mr. Pietrafitta, 41, has been our Vice
                                      President - Finance since November 1995
                                      and has been our Chief Financial Officer since January 1999. From 1991 to January 1999, he was our Treasurer.

Stefanie L. Smoke.................... Ms. Smoke, 36, has been our Treasurer and an Assistant Secretary since
                                      December 2001. Ms. Smoke has been our
                                      Corporate Controller since May 2000.
                                      From April 1997 to May 2000, she served
                                      as Vice President of Finance and
                                      Accounting of Kitchen Company, Inc., a
                                      retailer of houseware products.

                             EXECUTIVE COMPENSATION

   The following table shows the total compensation of our Chief Executive Officer and the four other most highly compensated executive officers for services performed for the fiscal years ended March 31, 2003 and March 31, 2002, as well as the total compensation earned by each such individual for the Transition Period and for calendar year 2000.

SUMMARY COMPENSATION TABLE

                                                                                                         Long Term
                                                                               Annual Compensation      Compensation
                                                                              ----------------------    ------------
                                                                                                           Awards
                                                                                                           ------
                                                                                                         Securities
                                                                                                         Underlying      All Other
                       Name and                                                                           Options      Compensation
                  Principal Position                          Period         Salary ($)    Bonus ($)        (#)              $
                  ------------------                        ----------       ----------    ---------    ------------   ------------
David J. M. Erskine                                      4/1/02 -  3/31/03     426,063      411,487             0         65,006(1)
  President and Chief                                    4/1/01 -  3/31/02     398,000      564,663        21,600         43,988
  Executive Officer                                      1/1/01 -  3/31/01      97,250      136,289        27,000          1,700
                                                         1/1/00 - 12/31/00     374,400      351,000        26,700          9,614

Jack Farber                                              4/1/02 -  3/31/03     426,063      365,766             0         60,132(2)
  Chairman of the Board and                              4/1/01 -  3/31/02     425,000      496,908             0         48,994
  Former President and                                   1/1/01 -  3/31/01     106,250      122,805             0          1,700
  Chief Executive Officer of CSS                         1/1/00 - 12/31/00     425,000      398,438             0         24,914

Stephen V. Dubin                                         4/1/02 -  3/31/03     281,703      290,203             0         42,587(3)
  Executive Vice President                               4/1/01 -  3/31/02     272,750      378,663        15,000         29,828
  Secretary and                                          1/1/01 -  3/31/01      67,500       92,607        18,800          1,700
  General Counsel                                        1/1/00 - 12/31/00     260,000      234,000        18,600         15,014

Steven A. Cohen                                          4/1/02 -  3/31/03     245,495      102,415             0         23,075(4)
  Vice President - Licensing                             4/1/01 -  3/31/02     240,250      139,134         8,800         19,136
                                                         1/1/01 -  3/31/01      59,500       34,386        10,800          1,470
                                                         1/1/00 - 12/31/00     228,000       85,800        10,900          5,964

Clifford E. Pietrafitta                                  4/1/02 -  3/31/03     190,475      197,858             0         28,080(5)
  Vice President - Finance                               4/1/01 -  3/31/02     178,750      258,083         9,700         18,998
  and Chief Financial Officer                            1/1/01 -  3/31/01      43,750       62,400        14,000          1,700
                                                         1/1/00 - 12/31/00     165,000      148,500        11,800          9,264

---------------
(1) Includes $9,453 contributed by CSS under the Section 401 (k) portion of the 401 (k) Profit Sharing Plan of Cleo Inc ("Cleo Profit Sharing Plan") and $55,553 contributed by CSS under a supplemental executive retirement plan.

(2) Includes $9,453 contributed by CSS under the Cleo Profit Sharing Plan and $50,679 contributed by CSS under a supplemental executive retirement plan.

(3) Includes $9,453 contributed by CSS under the Cleo Profit Sharing Plan and $33,134 contributed by CSS under a supplemental executive retirement plan.

(4) Includes $9,453 contributed by CSS under the Cleo Profit Sharing Plan and $13,622 contributed by CSS under a supplemental executive retirement plan.

(5) Includes $9,453 contributed by CSS under the Cleo Profit Sharing Plan and $18,627 contributed by CSS under a supplemental executive retirement plan.

    No options were granted by CSS to the chief executive officer and the four other most highly compensated executive officers during the fiscal year ended March 31, 2003. On April 24, 2003, options were granted to the officers named in the Summary Compensation Table above other than Mr. Farber. The number of shares of common stock underlying grants made to these executive officers is as follows: Mr. Erskine, 12,900; Mr. Dubin, 8,500; Mr. Cohen, 5,000; and Mr. Pietrafitta, 5,800. The exercise price of the options was $35.75, which was the closing price per share reported by the New York Stock Exchange on the date preceding the grants. Options vest in equal increments on each of the first four anniversaries of the date of grant.

Fiscal Year End Option Values

   The table below shows information regarding the value of unexercised options at March 31, 2003 held by our five most highly compensated executive officers. None of the executive officers exercised options during the fiscal year ended March 31, 2003.

Fiscal Year End Option Values

                                                                            Number of Securities           Value of Unexercised
                                                                           Underlying Unexercised         In-the-Money Options at
                                                                          Options at March 31, 2003         March 31, 2003 ($)
                                                                         ---------------------------    ---------------------------
                                 Name                                   Exercisable    Unexercisable    Exercisable   Unexercisable
                                 ----                                   -----------    -------------    -----------   -------------
David J. M. Erskine .................................................     151,425          73,875        1,254,893       659,678
Jack Farber .........................................................          --              --               --            --
Stephen V. Dubin ....................................................     102,100          25,300        1,008,250       276,313
Steven A. Cohen .....................................................      30,775          19,725          279,378       190,633
Clifford E. Pietrafitta .............................................      60,775          17,225          613,891       189,486

Supplemental Executive Retirement Benefits and Other Deferred Compensation Arrangements

   Under applicable provisions of the Internal Revenue Code, we are required to disregard an employee's annual compensation in excess of a specified dollar amount ($200,000 in 2003 and 2002) in determining the profit-sharing plan contribution that is made on behalf of such employee. We established our supplemental executive retirement plan ("SERP") to provide additional retirement benefits to eligible employees, with regard to compensation in excess of this dollar limit.

   Under the CSS SERP, all eligible employees in the United States are entitled to have an amount credited for their benefit on our books equal to the product of (x) the percentage then used in deriving the dollar amount approved by the participating company's board of directors as the Company's profit sharing plan contribution for such calendar year and (y) the difference between the employee's total cash compensation for such calendar year and the dollar amount of the compensation limitation. Participant balances are adjusted by the investment performance of various investment benchmarks as selected by the participant. All amounts payable to any officer for whose benefit amounts have been credited represent an unsecured debt of CSS.

   Under an agreement dated March 3, 1993, Mr. Dubin became eligible for certain unfunded non-qualified annual retirement benefits and death benefits. Benefits are payable upon termination of active employment. A pre-retirement death benefit is also available under this agreement. The annual retirement benefit if retirement occurs on or after age 65 is a fixed annual payment for fifteen years. Since Mr. Dubin has continued his employment with CSS beyond age 65, his annual benefits will be $58,123 for fifteen years. Although we had no obligation to fund the benefits provided by this agreement, we purchased a life insurance policy on the life of Mr. Dubin to provide funding for such benefits.

   Prior to our merger with Philadelphia Industries on January 21, 1993, Mr. Farber was ineligible to participate in the Philadelphia Industries profit sharing plan. Thus, Mr. Farber entered into a deferred compensation agreement with Philadelphia Industries. We assumed this agreement upon the merger. It provided for benefits upon retirement or separation of service equal to what Mr. Farber would have received had he been eligible for participation in the profit sharing plan and SERP. In 1993, Mr. Farber became eligible to participate in the profit sharing plan in which CSS was participating and continues as a participant in CSS' current plan. In February 1999, our deferred compensation agreement with Mr. Farber was terminated, and at such time Mr. Farber became eligible to participate in our SERP.

   In February 1999, we entered into an agreement with Mr. Farber under which we assumed an obligation to assist in funding a split dollar life insurance policy on Mr. Farber's life by paying up to five annual premium payments. At the time that we entered into this Agreement, the present value of the aggregate premium payments was approximately equal to the obligations we would have owed to Mr. Farber had the deferred compensation agreement not been terminated. The fifth annual premium payments were paid on December 10, 2002 and January 10, 2003.

                             AUDIT COMMITTEE REPORT

   The Audit Committee is composed of three directors who are independent as defined by applicable New York Stock Exchange listing standards, and operates under a written charter adopted by the board of directors. On June 5, 2003, the Board of Directors adopted a revised charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A.

   Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on them. The Committee's responsibility is to monitor and oversee these processes.

   In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 ("Communication with Audit Committee"). The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Committee discussed with the independent accountants that firm's independence.

   The Committee meets with the Company's internal audit staff and its independent accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the quality of the Company's financial reporting.

   Based upon the Committee's review of the consolidated financial statements and discussion with management, internal audit staff and the independent accountants described above, the Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003 filed with the Securities and Exchange Commission.


                                                 AUDIT COMMITTEE
                                                 Leonard E. Grossman,
                                                 Chairman
                                                 James H. Bromley
                                                 James E. Ksansnak

                        HUMAN RESOURCES COMMITTEE REPORT

   The Human Resources Committee is comprised of three non-employee directors, all of whom meet the listing standards relating to director independence currently proposed by the New York Stock Exchange.

   On April 24, 2003, the Board of Directors of the Company adopted a charter for the Human Resources Committee, a copy of which is attached to this Proxy Statement as Appendix B. The Human Resources Committee oversees the development and implementation of compensation policies, plans and programs designed to encourage the enhancement of our profitability, and consequently stockholder value. These objectives are addressed by relating a substantial portion of the compensation of our senior management to our financial performance. In essence, this portion of compensation is "at-risk" incentive compensation that is tied in part to an executive's contribution to the Company's successful financial performance. The Human Resources Committee also administers and makes grants under the CSS 1994 Equity Compensation Plan. In addition to providing incentives for financial performance, annual and longer term incentive compensation is designed to attract, retain and reward members of senior management who possess outstanding abilities and to motivate them to perform to the full extent of their abilities.

   Our compensation program for senior management consists of base salary, annual performance bonuses, and longer term incentive compensation in the form of stock options, restricted stock grants and stock appreciation rights, benefits available generally to our employees (including retirement benefits under profit sharing plans), and supplemental retirement plans or deferred compensation agreements. The "at-risk" portion of the compensation program is significant relative to overall compensation.

   Base salary levels for our executive officers are reviewed on an annual basis by the Human Resources Committee and are set generally to be competitive with other companies of comparable size and geographic location, (which are different than the companies in our "peer group" defined in the performance graph in this proxy statement) utilizing in part compensation survey information and also taking into consideration the position's complexity, responsibility and need for special expertise. In this regard, salary levels for our 2003 fiscal year were based upon survey information indicating a projected average increase of 3.75% for the year. Base salaries also reflected individual experience and achievement of individual preset performance objectives. Such objectives include achievement of budget goals, improvement in reporting quality, license acquisition and corporate development. We considered the recommendations of the Company's President and Chief Executive Officer in determining the compensation levels of the other executive officers.

   Incentive compensation for our executive officers is based upon the achievement of certain threshold and target levels of diluted earnings per common share by CSS (constituting 60 percent of potential incentive compensation) and the level of achievement of individual preset performance objectives relating to their respective areas of responsibility, such as management of credit exposures, successful completion of internal audit projects and development of human resources related strategies (constituting 40 percent of the potential incentive award). At the beginning of each year, threshold target levels are established for CSS and its subsidiaries by the Human Resources Committee to be used in determining annual performance bonuses. The formulae permit discretion in determining the size of the bonus pool, subject to certain parameters based upon the achievement of these performance goals, and to a limited extent in allocating the bonus pool among participants. During the fiscal year ended March 31, 2003, the diluted earnings per common share exceeded the threshold level but did not reach the target level and the percentage of the remaining potential incentive award paid to the executive officers varied based on the Committee's determination of the achievement of the respective performance objectives.

   In determining Mr. Erskine's base salary, the Human Resources Committee has taken into consideration pay levels of chief executive officers of other companies of comparable size, the base salary levels of other officers of CSS and Mr. Erskine's overall management strengths and achievement of preset performance objectives, including achievement of budgetary goals, integration of acquisitions and improvement of foreign sourcing as evidenced by CSS' financial results. The Human Resources Committee does not apply any specific weight to these factors. Mr. Erskine's incentive compensation was based upon the achievement of threshold and targeted levels of diluted earnings per common share of CSS and his level of achievement of preset performance goals relating to certain financial and operational improvements of a Company business unit, sourcing activities, selling and marketing approaches and a major software system implementation project. Mr. Erskine was awarded incentive compensation relating to diluted earnings per share that exceeded the threshold level but did not reach the target level and was awarded a portion of the remaining potential executive compensation based on partial achievement of his performance goals.

   The Human Resources Committee annually considers the desirability of granting to officers and certain other employees of CSS and CSS' principal operating subsidiaries stock options, restricted stock grants and stock appreciation rights under the 1994 Plan. The objective of the 1994 Plan is to align senior management and stockholder long-term interests by creating a strong link between the executive's accumulation of wealth and stockholder return as well as enabling executives to develop and maintain a significant, long-term stock ownership position in our common stock. The Human Resources Committee adopted a methodology for use beginning with 1998 stock option grants which relates the number of stock options granted to each optionee to the individual's position and salary level, provided that if circumstances warrant, the Human Resources Committee may from time to time depart from strict adherence to such methodology at its discretion. The Human Resources Committee believes that its past grants of stock options have focused our executive officers and other members of senior management on building profitability and stockholder value. No stock options were granted to executive officers during our fiscal year ended March 31, 2003 because the Committee determined that stock options for executive officers should be granted after the conclusion of the fiscal year, rather than in February, as was the case in 2002.

   Payments relating to the fiscal year ended March 31, 2003 to our senior management under the various programs discussed above were made following consideration of Section 162(m) of the Internal Revenue Code, which limits the deduction that may be claimed by a "public company" for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers unless the compensation qualifies as "performance-based compensation." The 1994 Plan was designed to enable stock options and stock appreciation rights granted under the 1994 Plan to qualify as "performance-based compensation."

                                                  HUMAN RESOURCES
                                                  COMMITTEE
                                                  James E. Ksansnak, Chairman
                                                  James H. Bromley
                                                  Michael L. Sanyour

Performance Graph

   The graph below compares the cumulative total stockholders' return on our common stock for the period from April 1, 1998 through March 31, 2003, with
(i) the cumulative total return on the Standard and Poors 500 ("S&P 500") Index and (ii) a peer group, as described below (assuming the investment of $100 in common stock, the S&P 500 Index, and the peer group on April 1, 1998 and reinvestment of all dividends).

   The peer group utilized consisted of American Greetings Corporation, Blyth, Inc., Department 56, Inc., Russ Berrie and Company Inc. and Enesco Group, Inc. We have selected this group as our peer group because they are engaged in businesses that are sometimes categorized with our business. However, our management believes that a comparison of our performance to this peer group will be flawed, because the businesses of the peer group companies are in large part different from ours. In this regard, we compete with only one relatively small division of American Greetings, Blyth is principally focused on fragranced candle products and related candle accessories, competing only with some of our products through two divisions, and the other companies principally sell collectible and/or giftware items.



                  Comparison of 5 Year Cumulative Total Return
                       Assumes Initial Investment of $100
                                   March 3003


                               [graphic omitted]

--------------------------------------------------------------------------------
                    1998       1999       2000      2001       2002       2003
--------------------------------------------------------------------------------
CSS Inds. Inc.    $100.00     $67.81     $58.29    $66.59     $99.08     $98.99
--------------------------------------------------------------------------------
S&P 500           $100.00     $118.46    $139.72   $109.43    $109.69    $82.53
--------------------------------------------------------------------------------
Peer Group        $100.00     $83.99     $50.36    $51.23     $65.40     $59.01
--------------------------------------------------------------------------------

                              CERTAIN TRANSACTIONS

   On June 24, 2002, we purchased an aggregate of 1,100,000 shares of our common stock from our Chairman, Jack Farber, members of his family and trusts for members of his family. The purchase, which occurred prior to the opening of trading on the New York Stock Exchange, was made at a price of $33.00 per share, which is $1.75 per share (5.0%) lower than the closing price reported on the New York Stock Exchange on June 21, 2002, the previous trading day, and $1.64 per share (4.7%) lower than the average closing price over the ten trading days prior to the date of purchase.

   The terms of the purchase were negotiated on our behalf by a Special Committee of the Board of Directors consisting of three then independent directors: Michael L. Sanyour (Chairman), Richard G. Gilmore and James E. Ksansnak. The Special Committee retained an independent investment bank which rendered an opinion to the Special Committee that, subject to the qualifications expressed in the opinion, the consideration payable in connection with the purchase of the shares was fair to the Company from a financial point of view. A copy of the opinion is included with our Current Report on Form 8-K filed on June 25, 2002, which may be accessed through the SEC's web site at www.sec.gov. The Special Committee unanimously recommended that our Board of Directors authorize the purchase, and our Board of Directors, other than Mr. Farber who was not present at the meeting, unanimously authorized the purchase. Our reference to the SEC's website is intended to be an inactive textual reference only.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and beneficial owners of more than ten percent of our common stock to file reports of ownership of our securities and changes in ownership with the SEC. Based on our review of Section 16(a) filings, we believe that all filings required to be made during the fiscal year ended March 31, 2003 were made on a timely basis, except as follows: Mr. Nucero filed a report after the applicable due date with respect to his acquisition of a fractional share interest of 0.719 shares as a result of the automatic reinvestment of a dividend received by him on shares of our common stock held in our Employee Stock Purchase Plan.

                             STOCKHOLDER PROPOSALS

   Any stockholder proposal to be presented at the 2004 Annual Meeting of Stockholders must be received by us on or before February 28, 2004 in order to be considered for inclusion in the proxy statement relating to the meeting. If a stockholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the 2004 Annual Meeting of Stockholders, and the proposal is received by us on or before May 13, 2004, we will provide information in the proxy statement relating to that meeting as to the nature of the proposal and how persons named in the proxy solicited by the board of directors intend to exercise their discretion to vote on the matter.

                                      CSS INDUSTRIES, INC.


                                      By: Stephen V. Dubin,
                                         Executive Vice President and Secretary

Philadelphia, Pennsylvania
June 27, 2003

                                                                    Appendix A


                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                              CSS INDUSTRIES, INC.

                    (Superceding the Audit Committee Charter
                 previously adopted by the Board of Directors)

I.   Purpose

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of CSS Industries, Inc. (the "Company") is appointed by, and generally acts on behalf of, the Board. The Committee's purposes shall be:

     A. To assist the Board in its oversight of (1) the integrity of the Company's financial statements; (2) the Company's compliance with legal and regulatory requirements; and (3) the performance of the Company's internal audit function;

     B. To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors' qualifications and independence; and

     C. To prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement.

     Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not full-time employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management's representations, or to determine that the Company's financial statements are complete and accurate, prepared in accordance with generally accepted accounting principles ("GAAP"), or fairly present the financial condition, results of operations, and cash flows of the Company in accordance with GAAP. These are the responsibilities of management and the independent auditors. The Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with GAAP, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent auditors are in fact "independent."

II.  Membership

     A. The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if he or she meets the independence requirements of the SEC and of the New York Stock Exchange ("NYSE").

     B. All members of the Committee must be financially literate or become financially literate within a reasonable time after appointment to the Committee. At least one member shall have accounting or related financial management expertise. To the extent possible, at least one member of the Committee shall be a "audit committee financial expert" as that term is defined by the SEC.

     C. The members of the Committee shall be appointed by a majority of the Board for one-year terms. The Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

     D. No member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

III. Meetings and Procedures

     A. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four times per year. A majority of the members of the Committee shall constitute a quorum.

     B. The Committee shall meet with the independent auditors, the senior personnel performing the Company's internal audit function, and management in separate meetings, as often as it deems necessary and appropriate in its judgment.

     C. The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

     D. The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

     E. The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.

     F. The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

     G. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

     H. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

     I. The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

IV.  Statement of Policy

   The Committee and each member of the Committee individually, shall be entitled to rely in good faith on information, opinions, reports or statements or other information prepared or presented to them by (i) members of the Company's management and other employees of the Company and its affiliates, whom such member believes to be reliable and competent in the matters presented, and (ii) counsel, certified public accountants or other persons as to matters which the member believes to be within the professional competence of such person.

V.   Duties and Responsibilities

     A.   Financial Reporting Process

          1. The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company's annual report on Form 10-K, the quarterly financial statements to be included in the Company's Form 10-Qs, the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and any other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company's accounting principles, critical accounting estimates, financial statement presentation, significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), the adequacy of the Company's internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company's financial statements.

          2. The Committee shall recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

          3. The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

          4. The Committee shall prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

     B.   Risks and Control Environment

          1. The Committee shall discuss periodically with management the Company's policies and guidelines regarding risk assessment and risk management, as well as the Company's major financial risk exposures and the steps that management has taken to monitor and control such exposures.

          2. The Committee shall meet periodically with the senior personnel performing the internal audit function, the general counsel's office, and the independent auditors to review the Company's policies and procedures regarding disclosures that may impact the financial statements and compliance with applicable laws and regulations and the Company's Code of Business Ethics and Internal Disclosure Procedures ("Code").

          3. The Committee shall oversee the Company's internal controls and procedures for financial reporting, and internal controls relating to the authorization of transactions and the safeguarding and control of assets, and, where applicable, shall oversee the changes in internal controls intended to address any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual internal control report of management and the independent auditors' report on, and attestation of, management's evaluation of internal controls and procedures for financial reporting, when those reports are required by SEC rules.

     C.   Independent Auditors

          1. The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee (including the resolutions of any disagreements between the management of the Company and the independent auditors), and evaluate the activities of the Company's independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

          2. The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. Pre-approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such non-audit services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting.

          3. Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

          4. The Committee shall, at least annually, obtain and review a written report by the independent auditors describing: (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and
               (iii) in order to assess the firm's independence, all direct and indirect relationships between the firm and the Company.

          5. The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company's selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

          6. The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors' activities or on access to requested information, and management's response to same, shall discuss with the independent auditors any other matters required to be brought to its attention under auditing standards (e.g., SAS 61 and Independent Standards Board No. 1), and shall resolve any disagreements between the independent auditors and management.

          7. The Committee shall discuss with the independent auditors any auditing or accounting issues concerning the Company as to which the independent auditors communicated with their national office.

          8. After reviewing the reports from the independent auditors and the independent auditors' work, the Committee will conduct an annual evaluation of the independent auditors' performance and independence, including considering whether the independent auditors' quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead partner. In making its evaluation, the Committee shall take into account the opinions of management and the senior personnel performing the Company's internal audit function. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

          9. The Committee shall set policies for the hiring by the Company of employees or former employees of the independent auditors in conformity with applicable law and SEC rules.

     D.   Internal Audit Function

          1. The Committee shall oversee the activities, organizational structure, and qualifications of the persons performing the internal audit function.

          2. The Committee shall review and approve the appointment and replacement of the senior personnel performing the internal audit function.

          3. The Committee shall review and approve the annual internal audit plan of, and any special projects undertaken by, the personnel performing the internal audit function.

          4. The Committee shall discuss with the personnel performing the internal audit function any changes to, and the implementation of, the internal audit plan and any special projects and discuss the results of the internal audits and special projects.

          5. The Committee shall review any significant reports to management prepared by the internal audit department and management's responses.

     E.   Reports

          The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company's public reporting, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditors, the performance of the Company's internal audit department, and the effectiveness of the Company's disclosure controls and procedures.

     F.   Other Matters

          1. As to the procedures established by the Committee for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters as presently set forth in the Internal Disclosure Procedures ("Procedures") portion of the Company's Code, the Committee shall periodically review and reassess the adequacy of such Procedures.

          2. The Committee shall discuss with management of the Company and the Company's independent auditors any significant or material correspondence with regulators or government agencies, and any employee complaints and published reports that raise material issues regarding the Company's financial statements or accounting policies and shall review management's responses to such correspondence, complaints or reports.

          3. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for its approval.

          4. The Committee shall maintain free and open communication with all other members of the Board, the Company's management and the members of its internal audit department, and the independent auditors.

          5. The Committee shall perform any other activities consistent with this Charter, the Company's Certificate of Incorporation, the Company's Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

          6. The Committee shall have the right to take such other actions as are deemed necessary and appropriate to exercise its responsibilities and authority pursuant to the Sarbanes-Oxley Act of 2002, the rules of the SEC and the requirements of the New York Stock Exchange.

                                                                     Appendix B


                                    CHARTER
                                     OF THE
                           HUMAN RESOURCES COMMITTEE
                                       OF
                           THE BOARD OF DIRECTORS OF
                      CSS INDUSTRIES, INC. (the "COMPANY")

                         (as adopted on April 24, 2003)

1.   Mission Statement

     The Human Resources Committee ("Committee") of the Board of Directors of the Company oversees the development and implementation of compensation and benefit policies, plans and programs designed to encourage enhancement of the Company's profitability, and consequently stockholder value. The Committee evaluates the compensation of the senior management of the Company and its affiliates and seeks to assure that they are compensated in a manner designed to attract, retain and reward them consistent with the compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies and other duties relating to human resources matters as requested by the Chief Executive Officer of the Company or as otherwise deemed appropriate. The Committee also shall communicate to stockholders regarding the Company's compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission.

2.   Membership and Qualification

     The Committee shall consist of three or more "Independent Directors"*. The Committee members shall be elected annually by the Board of Directors for terms of one year, or until their successors shall be duly elected and qualified. A Committee Chairman shall be designated by the Board of Directors.

     In addition to satisfying the requirements necessary to be Independent Directors, each member of the Committee also shall satisfy all requirements necessary from time to time to be "disinterested directors" under SEC Rule 16b-3 and qualified "outside directors" under Section 163(m) of the Internal Revenue Code and related regulations, all as amended from time to time.

3.   Meetings and Other Actions

     The Committee will meet at such times as may be necessary to carry out its responsibilities. Meetings may be called by the Chairman of the Committee, the Chairman of the Board and/or the Chief Executive Officer of the Company. All meetings of and other actions by the Committee shall be held and taken pursuant to the Bylaws of the Company. Reports of meetings of and actions taken at meetings or by consent by the Committee shall be made by or on behalf of the Committee Chairman.

4.   Goals, Responsibilities and Authority

     In carrying out its mission, the Committee shall have the following responsibilities and authority (it being understood that the Committee may condition its approval of any compensation on Board ratification to the extent so required to comply with applicable tax law such as Section 162(m) of the Internal Revenue Service):

---------------
* An "Independent Director" is one who is not and has not been during the past five years: (a) an employee of the Company or any of its affiliates;
     (b) affiliated with or employed by a present or former independent auditor of the Company or any of its affiliates; (c) part of an interlocking directorship in which an executive officer of the Company serves on a committee with responsibilities similar to that of the Committee of another publicly held entity that employs such director; (d) is an immediate family member of anyone who has been an officer of the Company or any of its affiliates or had a relationship described in clause (b) or (c) above; or has been determined by the Company's Board of Directors not to have any other material relationship with or to the Company or its management, directly or indirectly; however, ownership of a significant amount of the Company's capital stock does not preclude a determination of independence.

     o Review from time to time, modify if necessary, and approve: (a) the Company's corporate goals and objectives relevant to executive compensation; and (b) the structure of the Company's executive compensation to ensure that such structure is appropriate to achieve the Company's objectives of rewarding each member of senior management and other management personnel of the Company and of its affiliates appropriately for their contributions to the Company's growth and profitability and the Company's other goals and linking the interests of the senior management of the Company and of its affiliates to the long-term interests of the Company's stockholders through long and short term incentives and features that include downside risk as well as upside potential.

     o Annually evaluate the compensation (and performance relative to compensation) of the Chief Executive Officer of the Company and determine the amounts and individual elements of total compensation for the Chief Executive Officer consistent with the Company's corporate goals and objectives and communicate in the annual Committee Report to the stockholders of the Company the factors and criteria on which the Chief Executive Officer's compensation for the then last fiscal year was based, including the relationship of the Company's performance to the chief executive officer's compensation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee should consider the Company's performance and relative stockholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies, and the awards given to the Company's Chief Executive Officer in prior years.

     o Annually evaluate (in conjunction with the Chief Executive Officer) and approve the compensation (and performance relative to compensation) of the other executive officers and members of the senior management of the Company and of its affiliates, approve the individual elements of total compensation for each such person and communicate in the annual Committee Report to stockholders contained in the Proxy Statement the specific relationship of the Company's performance to executive compensation.

     o Periodically evaluate the terms and administration of the Company's annual and long-term incentive plans to assure that they are structured and administered in a manner consistent with the Company's goals and objectives as to participation in such plans, target annual incentive awards, corporate financial goals, actual awards paid to the Company's executive officers and other members of the senior management of the Company and its affiliates and total funds reserved for payment under the compensation plans.

     o Approve revisions to the Company's executive salary range structure, annual salary increase guidelines, and discuss all such compensation arrangements with the Chief Executive Officer of the Company.

     o Periodically evaluate the employee benefit programs of the Company and those of its affiliates and approve any significant changes therein and determine when it is necessary (based on advice of counsel) or otherwise desirable to submit any such changes to a vote of the full Board and/or the Company's stockholders.

     o Perform such other duties and responsibilities as may be assigned to the Committee, from time to time by the Board of Directors of the Company or as designated in any compensation or other benefit plan document.

5.   Additional Resources

     The Committee shall have the right to use reasonable amounts of time of the Company's internal audit staff and independent auditors, internal and outside legal counsel and other internal staff and also shall have the right to hire independent compensation experts, counsel and other consultants to assist and advise the Committee in connection with its responsibilities. The Committee shall keep the Company's Chief Financial Officer advised as to the general range of anticipated expenses for such outside consultants.

                        ANNUAL MEETING OF STOCKHOLDERS OF


                              CSS INDUSTRIES, INC.

                                 August 6, 2003



                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.
           |                                                       |
           v    Please detach and mail in the envelope provided.   v
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

| |   40800000000000000000 8                                       080603

--------------------------------------------------------------------------------
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

 1.Election of Directors:                                                        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL
                                                                                                      NOMINEES".


                                  NOMINEES:
| |  FOR ALL NOMINEES             James H. Bromley
                                  Stephen V. Dubin
                                  David J.M. Erskine
| |  WITHHOLD AUTHORITY           Jack Farber
     FOR ALL NOMINEES             Leonard E. Grossman
                                  James E. Ksansnak
| |  FOR ALL EXCEPT               Rebecca C. Matthias
     (See instructions below)     Michael L. Sanyour


INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and write the nominee name(s) below:

             -------------------------------------------------------------------
             -------------------------------------------------------------------
________________________________________________________________________________













________________________________________________________________________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be
submitted via this method.                                               | |
________________________________________________________________________________


Signature of the Stockholder_________________________Date________Signature of the Stockholder_________________________Date__________

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

           THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                              CSS INDUSTRIES, INC.


          The undersigned hereby appoints Jack Farber, Leonard E. Grossman and Michael L. Sanyour, and each of them acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of CSS Industries, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Rittenhouse, 210 West Rittenhouse Square, Philadelphia, PA 19103, on Wednesday, August 6, 2003, at 9:30 a.m. (local time) and any adjournments thereof.


          This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the holders of this Proxy upon such other matters as may properly come before the annual meeting or any adjournments thereof. With respect to the election of directors, where a box is not completed, this Proxy will be voted "FOR ALL NOMINEES."


  THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE THIS PROXY
        ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                (Continued and to be signed on the reverse side)

                                                                           14475